Exhibit 99.1

FOR IMMEDIATE RELEASE November 2, 2023

Scilex Holding Company Announces Positive Type C Meeting with the FDA and Reaches Agreement on Path Forward to File an NDA for SP-102 (SEMDEXA™) in Lumbosacral Radicular Pain (Sciatica)

PALO ALTO, CA. November 2, 2023 /Newswire/ — Scilex Holding Company (Nasdaq: SCLX, “Scilex” or “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, today announced a positive Type C meeting with the U.S. Food and Drug Administration (“FDA”). The Company has reached agreement with the FDA on the path forward to advance the clinical development of SP-102 and on the requirements to file a New Drug Application (“NDA”).

Recently, during the Type C meeting with the FDA, the Company received an advisement on expectations and requirements to file the NDA, including clinical and preclinical data. Scilex intends to file the SP-102 NDA utilizing the 505(b)(2) regulatory pathway to reference the currently approved drug, Dexamethasone sodium phosphate injection. The FDA provided guidance regarding expectations for the size of safety database needed prior to the NDA filing and circumstances under which one adequate and well-controlled trial would be sufficient for product registration. Based on the advisement received, Scilex is planning to commence an open-label multi-center safety and efficacy trial in the first half of 2024 in which it will seek to enroll approximately 700 patients with moderate-to-severe Lumbosacral Radicular Pain (LRP) requiring an epidural steroid injection. SP-102 (SEMDEXA™) is expected to be administered in up to 3 injections during a 6-month observation period. Completion of enrollment in the trial is projected to occur in 2025.

“We are very pleased with the outcome of our recent Type C meeting with the FDA, and are excited to progress the SP-102 development program forward with a clear path to product registration, as advised by the FDA, enhancing safety database and generating new data to reflect how epidural steroid injections are currently being used in clinical practice,” said Dmitri Lissin, MD, Chief Medical Officer and Senior Vice President of Clinical Development and Medical Affairs.

“We are anxiously awaiting a new injectable gel formulation of dexamethasone. If approved by the FDA, SP-102 would be the first corticosteroid with an indication for epidural administration in the U.S., resulting in rapid pain relief and addressing safety issues with off-label steroid preparations. SP-102 would be a welcome addition to the armamentarium of interventional pain physicians, providing a non-surgical, non-opioid alternative for a condition affecting millions of people,” said Dr. Steven P. Cohen, Chief of Pain Medicine and Professor of Anesthesiology & Critical Care Medicine, Neurology, Physical Medicine & Rehabilitation, and Psychiatry & Behavioral Sciences at the Johns Hopkins School of Medicine, and a Professor of Anesthesiology and Physical Medicine & Rehabilitation at Walter Reed National Military Medical Center, Uniformed Services University of the Health Sciences.

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About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex is uncompromising in its focus to become the global pain management leader committed to social, environmental, economic, and ethical principles to responsibly develop pharmaceutical products to maximize quality of life. Results from the Phase III Pivotal Trial C.L.E.A.R. Program for SEMDEXA™, its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica), were announced in March 2022. Scilex participated in the type C meeting for purposes of pre-NDA discussion with the FDA and reached agreement on a path forward to file an NDA for SP-102 (SEMDEXA™) in Lumbosacral Radicular Pain (Sciatica) with the FDA. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with moderate to severe pain. Scilex launched its first commercial product ZTlido® in October 2018, in-licensed a commercial product Gloperba® in June 2022, and launched its third FDA-approved product Elyxyb™ in April 2023. It is also developing its late-stage pipeline, which includes a pivotal Phase 3 candidate, and one Phase 2 and one Phase 1 candidate. Its commercial product, ZTlido® (lidocaine topical system) 1.8%, or ZTlido®, is a prescription lidocaine topical product approved by the U.S. Food and Drug Administration for the relief of pain associated with post-herpetic neuralgia, which is a form of post-shingles nerve pain. Scilex in-licensed the exclusive right to commercialize Gloperba® (colchicine USP) oral solution, an FDA-approved prophylactic treatment for painful gout flares in adults, in the U.S. Scilex in-licensed the exclusive rights to commercialize Elyxyb™ (celecoxib oral solution) in the U.S. and Canada, the only FDA-approved ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults. Scilex launched Elyxyb™ in April 2023, and is planning to commercialize Gloperba® by 2024, and is well-positioned to market and distribute those products. Scilex’s three product candidates are SP-102 (injectable dexamethasone sodium phosphate viscous gel product containing 10 mg dexamethasone), or SEMDEXA™, a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, with FDA Fast Track status; SP-103 (lidocaine topical system) 5.4%, a Phase 2 study, triple-strength formulation of ZTlido®, for the treatment of chronic neck pain, with FDA Fast Track status. We received our SP-103 Phase 2 top-line results in August 2023 and the trial achieved its objectives characterizing safety, tolerability and preliminary efficacy of SP-103 in acute low back pain associated with muscle spasms. SP-103 was safe and well-tolerated. Increase of lidocaine load in topical system by three times, compared with approved ZTlido, 5.4% vs. 1.8%, did not result in signs of systemic toxicity or increased application site reactions with daily applications over one month treatment. We will continue to analyze the SP-103 Phase 2 trial data along with a recently completed investigator study of ZTlido in patients with chronic neck pain which also has showed promising top-line efficacy and safety results. Scilex is planning to initiate Phase 2/3 trial in chronic neck pain in 2024; and SP-104, 4.5 mg Delayed Burst Release Low Dose Naltrexone Hydrochloride (DBR-LDN) Capsule, for the treatment of chronic pain, fibromyalgia that has completed multiple Phase 1 trial programs and is expected to initiate Phase 2 trials in 2024.

Scilex Holding Company is headquartered in Palo Alto, California.

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Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the Company’s expectations for the design and timing of the open-label multi-center safety and efficacy trial of SP-102 for patients with moderate-to-severe LRP, the expected size and timing of enrollment thereof, the expected timing for filing an NDA for SP-102, the potential of SP-102 to offer unique or meaningful therapeutic benefits to patients, Scilex’s plans to initiate a Phase 2/3 trial in chronic neck pain in 2024 and plans to initiate Phase 2 trials in 2024 for SP-104, Scilex’s belief that it is well positioned to continue its growth over the next several years, Scilex’s long-term objectives and commercialization plans, Scilex’s potential to attract new capital, future opportunities for Scilex, Scilex’s future business strategies, the expected cash resources of Scilex and the expected uses thereof; Scilex’s current and prospective product candidates, planned clinical trials and preclinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity; statements regarding ZTlido®, Gloperba®, ELYXYB®, SP-102 (SEMDEXA™), SP-103 or SP-104, if approved by the FDA; Scilex’s development and commercialization plans; and Scilex’s products, technologies and prospects.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks associated with the unpredictability of trading markets and whether a market will be established for Scilex’s common stock; general economic, political and business conditions; risks related to the ongoing COVID-19 pandemic; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials for SP-102, SP-103 or SP-104 may not be successful; risks that the prior results of the clinical trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks set forth in Scilex’s filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

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Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

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SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYB® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2023 Scilex Holding Company All Rights Reserved.

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